Amendment No. 1 to the
Employee Agreement of Michael Bielonko

This Amendment No. 1 (this “Amendment”) dated September 1, 2011, to the Employment Agreement (as defined below) is made by and among Cyalume Technologies, Inc., a Delaware corporation (the “Company”) and Michael Bielonko (the “Employee”).  Any capitalized term not defined herein shall have the meaning for such term specified in the Employment Agreement.

WHEREAS, the Company and the Employee entered into an Employment Agreement dated May 15, 2009, (the “Employment Agreement”),  pursuant to which the Employee shall earn a certain base salary and may earn a certain equity bonus; and

WHEREAS, the Company and the Employee desire to reduce the base salary and amend the terms of the equity bonus in the Employment Agreement to permit the award of restricted stock or stock options; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company has authorized the Company’s Chief Financial Officer to enter into this Amendment.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           The Employment Agreement is hereby amended as follows:

(a) Base Salary as set forth on Section 1 of Schedule 1 shall be reduced to $187,000.00; and

(b) Each use of the term “restricted stock” under the heading “Equity Bonus” in Section 2 of Schedule 1 shall be deleted in its entirety and replaced with the term “restricted stock and/or stock options”; and

(c)  The following sentence is added to the end of Section 2 of Schedule 1: “The Board of Directors, in its sole discretion, may determine whether to award options and/or restricted stock in satisfaction of the Company’s obligations under this Section 2.”

2.           The amendments set forth herein are limited precisely as written and shall not be deemed to be an amendment of any other term or condition of the Employment Agreement or any of the documents referred to therein.

3.           Whenever the Employment Agreement is referred to in any agreement, document or instrument, such reference shall be to the Employment Agreement as amended hereby.  Except as expressly amended hereby, the terms and conditions of the Employment Agreement shall continue in full force and effect.

4.           This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.  A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 to the Employment Agreement as of the day and year first above written.

CYALUME TECHNOLOGIES, INC.	EMPLOYEE

/s/ Michael Bielonko	/s/ Michael Bielonko

[Michael Bielonko, CFO]

/s/ Derek Dunaway

[Derek Dunaway], CEO